Exhibit 99.1

VINCE HOLDING CORP. REPORTS FIRST QUARTER 2023 RESULTS

NEW YORK, New York – June 8, 2023 – Vince Holding Corp. (NYSE: VNCE) (“VNCE” or the “Company”), a global contemporary retailer, today reported its financial results for the first quarter 2023 ended April 29, 2023.

In this press release, the Company is presenting its financial results for the first quarter ended April 29, 2023 in conformity with U.S. generally accepted accounting principles ("GAAP") as well as on an "adjusted" basis. Adjusted results presented in this press release are non-GAAP financial measures. See "Non-GAAP Financial Measures" below for more information about the Company's use of non-GAAP financial measures and Exhibit 3 to this press release for a reconciliation of GAAP measures to such non-GAAP measures.

Highlights for the first quarter ended April 29, 2023:

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Net sales were $64.1 million compared to $78.4 million in the same period last year reflecting a 6.3% decrease in Vince brand sales and a 99.2% decrease in Rebecca Taylor and Parker sales, combined, driven by the previously announced wind down of the Rebecca Taylor business.
•
Loss from operations was $2.4 million compared to loss from operations of $5.3 million in the same period last year. Adjusted loss from operations* in the first quarter of fiscal 2023, which excludes the Transaction Expenses and the Parker IP Sale Gain (each as defined below), was $0.3 million.
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Net loss was $0.4 million or $(0.03) per share compared to a net loss of $7.2 million or $(0.60) per share in the same period last year. Excluding the Transaction Expenses, the Parker IP Sale Gain and the Discrete Tax Benefit (as defined below), adjusted net loss* for the first quarter of fiscal 2023 was $4.4 million or $(0.36) per share.

Jack Schwefel, Chief Executive Officer of VNCE said, “Our first quarter results were largely in line with our expectations supported by our efforts to streamline our organization to focus on our core strengths while maintaining a disciplined approach to expense management as we continued to navigate a challenging macro environment. As we look to the remainder of fiscal 2023, while we are maintaining a cautious outlook with respect to the environment, particularly in our wholesale channel, we will continue to focus on driving improved margin performance. With our strengthened balance sheet in place driven by our recent transaction with Authentic Brands Group, we believe we are better positioned to execute our strategic initiatives and prioritize our commitment to improved financial performance over time.”

For the first quarter ended April 29, 2023:

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Total Company net sales decreased 18.3% to $64.1 million compared to $78.4 million in the first quarter of fiscal 2022. The year-over-year decline was primarily driven by the previously announced wind down of the Rebecca Taylor business, and to a lesser extent a decline in Vince brand sales.

•
Gross profit was $29.6 million, or 46.2% of net sales, compared to gross profit of $35.6 million, or 45.5% of net sales, in the first quarter of fiscal 2022. The increase in gross margin rate was driven by lower freight costs as well as the wind down of the Rebecca Taylor business, which historically operated at a lower overall gross margin, and offset the unfavorable impact from higher discounts in the wholesale off-price channel as well as an increase in promotional activity in the Direct-to-consumer segment.

•
Selling, general, and administrative expenses were $32.7 million, or 51.1% of sales, compared to $40.9 million, or 52.2% of sales, in the first quarter of fiscal 2022. The decrease in SG&A dollars was primarily driven by the wind down of the Rebecca Taylor business resulting in a $5.9 million net expense favorability in the first quarter of fiscal 2023. In addition, the Company also had lower costs associated with compensation and benefits and rent expense compared to the prior year period, which was partially offset by $2.9 million in transaction related expenses (the “Transaction Expenses”) relating to the Authentic Transaction (as defined below) as well as the sale of the Parker brand intellectual property (the “Parker IP Sale”) in the first quarter of fiscal 2023.

•
Loss from operations was $2.4 million compared to a loss from operations of $5.3 million in the same period last year. Adjusted loss from operations* in the first quarter of fiscal 2023, which excludes Transaction Expenses as well as the gain on sale of intangible assets relating to the Parker IP Sale (the “Parker IP Sale Gain”), was $0.3 million.

•
Income tax benefit was $5.3 million primarily as a result of the $6.1 million discrete tax benefit from the change in classification of the Company's Vince tradename indefinite-lived intangibles to Assets Held for Sale as a result of the Authentic Transaction (such impact, the “Discrete Tax Benefit”), partially offset by $0.8 million of tax expense from applying the Company’s estimated effective tax rate for the fiscal year to the three-months pre-tax loss excluding discrete items. The aforementioned change in classification resulted in a reversal of the non-cash deferred tax liability previously created by the amortization of the indefinite-lived tradename intangible asset recognized for tax but not for book purposes as this non-cash deferred liability can now be used as a source to support the realization of certain deferred tax assets related to the Company’s net operating losses. Excluding the impact of the Discrete Tax Benefit, adjusted provision for income taxes* was $0.8 million.

•
Net loss was $0.4 million or $(0.03) per share compared to a net loss of $7.2 million or $(0.60) per share in the same period last year. Excluding the Transaction Expenses, the Parker IP Sale Gain and the Discrete Tax Benefit, adjusted net loss* for the first quarter of fiscal 2023 was $4.4 million or $(0.36) per share.

•
The Company ended the quarter with 67 company-operated Vince stores, a net decrease of 1 store since the first quarter of fiscal 2022.

Vince First Quarter Highlights

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Net sales decreased 6.3% to $64.0 million as compared to the first quarter of fiscal 2022.
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Wholesale segment sales decreased 3.0% to $32.5 million compared to the first quarter of fiscal 2022.
•
Direct-to-consumer segment sales decreased 9.4% to $31.5 million compared to the first quarter of fiscal 2022.
•
Income from operations excluding unallocated corporate expenses was $9.7 million compared to income from operations of $9.4 million in the same period last year.

Rebecca Taylor and Parker Fourth Quarter Highlights

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On September 12, 2022, the Company announced the strategic decision to wind down its Rebecca Taylor business to focus its resources on the Vince brand. The wind down of the Rebecca Taylor business is now substantially completed.
•
Net sales decreased 99.2% to $0.1 million as compared to the first quarter of fiscal 2022.
•
Income from operations was $1.2 million compared to a loss from operations of $1.5 million in the same period last year. Income from operations in the first quarter of fiscal 2023 included a $0.8 million gain on the sale of the Parker tradename and $0.2 million in transaction related expenses associated with the sale of Parker intangible assets, with the remainder primarily associated with the release of Rebecca Taylor operating lease liabilities as a result of lease terminations.

Net Sales and Operating Results by Segment:

	Three Months Ended
	April 29,	April 30,
(in thousands)	2023	2022
Net Sales:
Vince Wholesale	$32,467	$33,464
Vince Direct-to-consumer	31,508	34,782
Rebecca Taylor and Parker	81	10,130
Total net sales	$64,056	$78,376

Income (loss) from operations:
Vince Wholesale	$8,571	$10,163
Vince Direct-to-consumer	1,101	(802)
Rebecca Taylor and Parker	1,192	(1,484)
Subtotal	10,864	7,877
Unallocated corporate(1)	(13,240)	(13,162)
Total loss from operations	$(2,376)	$(5,285)

(1) Unallocated corporate expenses are related to the Vince brand and are comprised of selling, general and administrative expenses attributable to corporate and administrative activities (such as marketing, design, finance, information technology, legal and human resource departments), and other charges that are not directly attributable to the Company’s Vince Wholesale and Vince Direct-to-consumer reportable segments. In addition, unallocated corporate expenses includes the transaction related expenses associated with the Authentic Transaction.

Balance Sheet

At the end of the first quarter of fiscal 2023, total borrowings under the Company’s debt agreements totaled $108.0 million and the Company had $20.4 million of excess availability under its revolving credit facility.

Net inventory at the end of the first quarter of fiscal 2023 was $80.0 million compared to $83.3 million at the end of the first quarter of fiscal 2022. The year-over-year decrease in inventory was driven by the wind down of the Rebecca Taylor business, partially offset by a moderate increase in Vince.

During the quarter ended April 29, 2023, the Company did not issue shares of common stock under the ATM program. The Company continues to have shares available under the program to exercise with proceeds to be used as sources, along with cash from operations, to fund future growth.

Subsequent Events

On May 25, 2023, the Company announced that it completed the previously announced transaction with Authentic Brands Group (“Authentic”). As part of the transaction (“Authentic Transaction”), VNCE and Authentic entered into a strategic arrangement whereby VNCE contributed its intellectual property to a newly formed Authentic subsidiary (“ABG Vince”) for total consideration to Vince of $76.5 million in cash from Authentic and 25% membership interest in ABG Vince. Authentic owns the majority stake of 75% membership interest in ABG Vince.

With the proceeds from this transaction, VNCE repaid in full the outstanding balance of $27.7 million under its Term Loan Credit Facility as well as a portion of the outstanding borrowings under its Revolving Credit Facility.

In connection with the Authentic Transaction, VNCE entered into an exclusive, long-term license agreement (the “License Agreement”) with Authentic for usage of the contributed intellectual property for VNCE’s existing business in a manner consistent with the Company’s current wholesale, retail and e-commerce operations. The License Agreement contains an initial ten-year term and eight ten-year renewal options allowing VNCE to renew the agreement.

Concurrent with the close of the Authentic Transaction, the amendment that VNCE previously entered into with its ABL facility became effective. The amendment adjusts the initial commitment level commensurate with the net proceeds after transaction related fees and the debt pay down, and revised the maturity date to June 30, 2024, among other things.

*Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to the financial results relating to three months ended April 29, 2023, adjusted loss from operations, adjusted loss before income taxes, adjusted (benefit) provision for income taxes, adjusted net loss, and adjusted loss per share, which are non-GAAP measures, in order to eliminate the effect of the Transaction Expenses, the Parker IP Sale Gain and the Discrete Tax Benefit. The Company believes that the presentation of these non-GAAP measures facilitates an understanding of the Company's continuing operations without the impact associated with the aforementioned items. While these types of events can and do recur periodically, they are excluded from the indicated financial information due to their impact on the comparability of earnings across periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibit 3 to this press release.

Conference Call

A conference call to discuss the first quarter results will be held today, June 8, 2023, at 8:30 a.m. ET, hosted by Vince Holding Corp. Chief Executive Officer, Jack Schwefel, and Chief Financial Officer, Amy Levy. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company’s comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (833) 470-1428, conference ID 923392. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at http://investors.vince.com.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global retail company that operates the Vince brand women’s and men’s ready to wear business. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince Holding Corp. operates 49 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about possible or assumed future results of operations of the Company and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain the license agreement with ABG Vince; ABG Vince’s expansion of the Vince brand into other categories and territories; ABG Vince’s approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; general economic conditions; further impairment of our goodwill; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact :

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com

Vince Holding Corp. and Subsidiaries		Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands except percentages, share and per share data)

	Three Months Ended
	April 29,	April 30,
	2023	2022
Net sales	$64,056	$78,376
Cost of products sold	34,464	42,741
Gross profit	29,592	35,635
as a % of net sales	46.2%	45.5%
Gain on sale of intangible assets	(765)	—
Selling, general and administrative expenses	32,733	40,920
as a % of net sales	51.1%	52.2%
Loss from operations	(2,376)	(5,285)
as a % of net sales	(3.7)%	(6.7)%
Interest expense, net	3,290	1,884
Loss before income taxes	(5,666)	(7,169)
(Benefit) provision for income taxes	(5,285)	—
Net income (loss)	$(381)	$(7,169)
Earnings (loss) per share:
Basic earnings (loss) per share	$0.03	$(0.60)
Diluted earnings (loss) per share	$0.03	$(0.60)
Weighted average shares outstanding:
Basic	12,342,355	12,030,826
Diluted	12,342,355	12,030,826

Vince Holding Corp. and Subsidiaries			Exhibit (2)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	April 29,	January 28,	April 30,
	2023	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$422	$1,079	$1,260
Trade receivables, net	17,372	20,733	25,135
Inventories, net	80,036	90,008	83,347
Prepaid expenses and other current assets	4,201	3,515	4,644
Total current assets	102,031	115,335	114,386
Property and equipment, net	9,409	10,479	16,236
Operating lease right-of-use assets	68,741	72,616	87,572
Intangible assets, net	—	70,106	75,671
Goodwill	31,973	31,973	31,973
Assets held for sale	69,957	260	—
Other assets	1,983	2,576	3,480
Total assets	$284,094	$303,345	$329,318

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,976	$49,396	$42,584
Accrued salaries and employee benefits	4,247	4,301	9,437
Other accrued expenses	16,731	15,020	11,938
Short-term lease liabilities	19,354	20,892	22,925
Current portion of long-term debt	3,500	3,500	3,500
Total current liabilities	89,808	93,109	90,384
Long-term debt	102,442	108,078	93,830
Long-term lease liabilities	67,044	72,098	89,018
Deferred income tax liability and other liabilities	4,499	9,803	6,692
Stockholders' equity	20,301	20,257	49,394
Total liabilities and stockholders' equity	$284,094	$303,345	$329,318

Vince Holding Corp. and Subsidiaries						Exhibit (3)
Reconciliation of GAAP to Non-GAAP measures
(Unaudited, amounts in thousands except share and per share amounts)

	For the three months ended April 29, 2023
	As Reported (GAAP)	Transaction Related Expenses Associated with the Authentic Transaction	Gain on Sale of Parker Intangible Assets	Transaction Related Expenses Associated with the sale of Parker Intangible Assets	Discrete Tax Benefit Associated with Classification Change	As Adjusted (Non-GAAP)

Loss from operations	$(2,376)	$(2,741)	$765	$(150)	$—	$(250)
Interest expense, net	3,290	—	—	—	—	3,290
Loss before income taxes	(5,666)	(2,741)	765	(150)	—	(3,540)
(Benefit) Provision for income taxes	(5,285)	—	—	—	(6,127)	842
Net loss	$(381)	$(2,741)	$765	$(150)	$6,127	$(4,382)
Loss per share(1)	$(0.03)	$(0.22)	$0.06	$(0.01)	$0.50	$(0.36)

(1) Based on a weighted-average shares outstanding of 12,342,355 for the three months ended April 29, 2023, which excludes the effect of dilutive equity securities.